As filed with the Securities and Exchange Commission on February 11, 2014

Registration No. 033-60909
Registration No. 333-91405
Registration No. 333-51666
Registration No. 333-117308
Registration No. 333-125719

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-60909
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-91405
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-51666
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-117308
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-125719

EASTGROUP PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)

Maryland	13-2711135
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

190 East Capitol Street
Jackson, Mississippi 39201
(Address of Principal Executive Offices, including Zip Code)

EastGroup Properties 1989 Incentive Plan
EastGroup Properties, Inc. 1991 Directors Stock Option Plan, As Amended
EastGroup Properties, Inc. 1994 Management Incentive Plan, As Amended
EastGroup Properties, Inc. 2000 Directors Stock Option Plan
EastGroup Properties, Inc. 2004 Equity Incentive Plan
EastGroup Properties, Inc. 2005 Directors Equity Incentive Plan
(Full Title of the Plans)

David H. Hoster II, President and Chief Executive Officer
EastGroup Properties, Inc.
190 East Capitol Street
Jackson, Mississippi 39201
(601) 354-3555
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES
EastGroup Properties, Inc. (the “Registrant”) is filing this Post-Effective Amendment to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) to deregister any and all securities that remain unsold under such Registration Statements.

1.
Registration No. 033-60909, filed with the Securities and Exchange Commission (the Commission”) on July 7, 1995, registering the offer and sale of the Registrant’s common stock, par value $0.0001 per share (the “Common Shares”), issuable pursuant to the EastGroup Properties 1994 Management Incentive Plan and the EastGroup Properties 1989 Incentive Plan;

2.
Registration No. 333-91405 filed with the Commission on November 11, 1999, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the EastGroup Properties, Inc. 1991 Directors Stock Option Plan, as amended, and the EastGroup Properties, Inc. 1994 Management Incentive Plan, as amended;

3.
Registration No. 333-51666 filed with the Commission on December 12, 2000, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the EastGroup Properties, Inc. 2000 Directors Stock Option Plan;

4.
Registration No. 333-117308 filed with the Commission on July 12, 2004, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the EastGroup Properties, Inc. 2004 Equity Incentive Plan; and

5.
Registration No. 333-125719 filed with the Commission on June 10, 2005, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the EastGroup Properties, Inc. 2005 Directors Equity Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi on February 11, 2014.
EASTGROUP PROPERTIES, INC.

By: /s/ DAVID H. HOSTER II
David H. Hoster II
Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment No. 1 to Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.